Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2022, with respect to the consolidated financial statements of Cheniere Corpus Christi Holdings, LLC included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Houston, Texas

March 11, 2022